Exhibit 99.1

 Genesee & Wyoming Reports Diluted EPS of $0.43 for the Third Quarter of 2003;
      Announces Tax, Regulatory and New Business Developments in Australia

    GREENWICH, Conn., October 30, 2003 /PRNewswire-FirstCall/ -- Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported today that net income in the third quarter of 2003 was $7.6 million compared with net income of $7.0 million in the third quarter of 2002. GWI's diluted earnings per share in the third quarter of 2003 increased 7.5% to $0.43 with 17.9 million shares outstanding, which included a negative impact of $0.03 per share from the final settlement of a lawsuit that has been outstanding since 1998 and a positive impact of $0.05 per share from tax and regulatory determinations at its 50%-owned Australian joint venture. In the third quarter of 2002, GWI reported diluted earnings per share of $0.40 with 17.6 million shares outstanding.
    In the third quarter of 2003, GWI's North American revenue increased 16.0% to $61.5 million compared with $53.0 million in the third quarter of 2002. Of this $8.5 million increase in revenue, $3.4 million was from the acquisition of Utah Railway and $1.0 million was from the start-up of a new rail line in Oregon. Same railroad revenue in the third quarter of 2003 increased
$4.1 million, or 7.7%, despite a $1.1 million decline in metals and auto shipments in GWI's New York-Pennsylvania Region.
    In the third quarter of 2003, North American operating income increased 25.7% to $9.2 million, which included a $0.7 million non-cash charge for the legal settlement. This compares with operating income of $7.3 million in the third quarter of 2002. GWI's North American operating ratio was 85.0% in the third quarter of 2003, which included a negative impact of 1.2% from the legal settlement. This compares with an operating ratio of 86.2% in the third quarter of 2002, which included a negative impact of 2.1% from Hurricane Isidore.
    In Australia, third quarter 2003 revenue for GWI's 50%-owned subsidiary, Australian Railroad Group (ARG), increased 13.3% to US$61.7 million compared with US$54.5 million in the third quarter of 2002. ARG's operating income in the third quarter of 2003 was US$11.2 million compared with operating income of US$13.2 million in the third quarter of 2002. Equity income from ARG in the third quarter of 2003 was US$2.7 million, unchanged from the third quarter of 2002. In comparing the third quarter of 2003 with the third quarter of 2002, it is notable that the Australian dollar appreciated 21.8%.
    The third quarter of 2003 included the resolution of two issues in Australia that have been outstanding since the acquisition of Westrail Freight in December 2000. First, the Australian Tax Office and ARG reached agreement on the tax classification and depreciable lives for certain assets acquired from the government of Western Australia. Second, the Rail Regulator of Western Australia reached a final decision regarding the formula for access charges by ARG's track infrastructure company, Westnet Rail Pty Ltd. The net impact of these tax and regulatory determinations was positive $0.05 per share to GWI in the third quarter of 2003.
    In addition, ARG has secured two new customers, one for iron ore and another for agricultural products, which are expected to add approximately US$17.2 million in annual revenues in 2004. ARG expects to commence shipments for a portion of this new business starting in December 2003.
    For the nine months ended September 30, 2003, GWI reported net income of $20.8 million, of which $13.9 million (66.6%) was from North America, $6.9 million (32.9%) was from Australia and $0.1 million (0.5%) was from South America. This compares with $19.8 million of net income in the nine months ended September 30, 2002. GWI's diluted earnings per share were $1.17 in the first nine months of 2003 (with 17.8 million shares outstanding) compared with $1.13 in the first nine months of 2002 (with 17.6 million shares outstanding).
    For the nine months ended September 30, 2003, GWI generated Free Cash Flow of $24.7 million (defined as Cash from Operations of $38.2 million less Cash used in Investing of $13.5 million) compared with $7.1 million of Free Cash Flow (defined as Cash from Operations of $19.6 million less Cash used in Investing, net of the Cost of Acquisitions of $12.5 million) for the first nine months of 2002.
    Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "The legal settlement for which we incurred a non-cash charge in the third quarter resolves a long standing dispute and provides a long term contract for continued delivery of coal to a major power plant customer. Overall our North American operations continue to perform as expected. Although metals and autos traffic in our New York-Pennsylvania Region has been weak for the past several months, other commodities such as coal in our Illinois Region, pulp and paper in our Oregon Region and petroleum products in our Mexico Region have shown good growth. Meanwhile our business continues to generate impressive free cash flow."
    Mr. Fuller continued, "Recent developments in Australia have been extremely promising. First, we are pleased that the regulatory regime has been set in Western Australia. Second, our agreement with the Australian Tax Authority is favorable. Third, new business opportunities are good as illustrated by our two new customers. Finally, in contrast with last year's severe drought, our outlook for 2004 grain shipments is strong due to the high harvest levels projected for Western and South Australia."

    As previously announced, GWI's conference call to discuss financial results for the third quarter will be held today at 9:00AM (Eastern Standard
Time). The dial-in number for the teleconference is (888) 273-9887 or the call may be accessed live over the Internet (listen only) at
http://www.firstcallevents.com/service/ajwz392290318gf12.html.   An audio
replay of the conference call will be accessible at Genesee & Wyoming's website (www.gwrr.com) starting this afternoon. To access the replay, click on the Investors tab.

    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 8,000 miles of owned and leased track and over an additional 3,000 miles under track access arrangements.

    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. The Company refers you to the documents that Genesee & Wyoming Inc. files from time to time with the Securities and Exchange Commission, such as the Company's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share amounts)
                                   (Unaudited)

                                       Three Months Ended  Nine Months Ended
                                          September 30,      September 30,
                                          2003     2002      2003      2002

    REVENUES                             $61,499  $53,001  $183,298  $153,372
    OPERATING EXPENSES                    52,294   45,678   155,244   131,146
    INCOME FROM OPERATIONS                 9,205    7,323    28,054    22,226

    INTEREST EXPENSE                      (2,175)  (1,861)   (6,685)   (5,152)
    OTHER INCOME, NET                         54      336       767       505

    INCOME BEFORE INCOME TAXES AND
     EQUITY EARNINGS                       7,084    5,798    22,136    17,579

    PROVISION FOR INCOME TAXES             2,384    1,986     8,260     5,995

    INCOME BEFORE EQUITY EARNINGS          4,700    3,812    13,876    11,584

    EQUITY IN NET INCOME OF
     INTERNATIONAL AFFILIATES:
      AUSTRALIAN RAILROAD GROUP            2,715    2,690     6,859     7,241
      SOUTH AMERICA                          203      523       112     1,023

    NET INCOME                             7,618    7,025    20,847    19,848
    IMPACT OF PREFERRED STOCK
     OUTSTANDING                             384      293       969       879

    NET INCOME AVAILABLE TO COMMON
     SHAREHOLDERS                         $7,234   $6,732   $19,878   $18,969

    BASIC EARNINGS PER SHARE:

         NET INCOME AVAILABLE TO COMMON
          SHAREHOLDERS                     $0.48    $0.46     $1.32     $1.29

         WEIGHTED AVERAGE NUMBER
            OF SHARES  OUTSTANDING        15,163   14,729    15,093    14,655

    DILUTED EARNINGS PER SHARE:

         NET INCOME                        $0.43    $0.40     $1.17     $1.13

         WEIGHTED AVERAGE NUMBER
             OF SHARES OUTSTANDING        17,890   17,584    17,808    17,554


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                              September 30,      December 31,
    ASSETS                                            2003              2002

    CURRENT ASSETS:
        Cash and cash equivalents                   $6,942           $11,028
        Accounts receivable, net                    53,604            54,527
        Materials and supplies                       5,402             5,468
        Prepaid expenses and other                   7,560             7,447
        Deferred income tax assets, net              2,630             2,484
          Total current assets                      76,138            80,954

    PROPERTY AND EQUIPMENT, net                    272,265           264,728
    INVESTMENT IN UNCONSOLIDATED AFFILIATES        104,648            81,287
    GOODWILL                                        24,445            24,174
    INTANGIBLE ASSETS, net                          53,130            53,504
    OTHER ASSETS, net                                9,166            10,212
         Total assets                             $539,792          $514,859

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt           $6,560            $6,116
        Accounts payable                            51,040            49,482
        Accrued expenses                            15,201            11,555
         Total current liabilities                  72,801            67,153

    LONG-TERM DEBT, less current portion            93,359           119,301
    DEFERRED INCOME TAX LIABILITIES, net            36,263            31,686
    DEFERRED ITEMS - grants from
     governmental agencies                          42,712            42,509
    DEFERRED GAIN - sale/leaseback                   4,099             4,448
    OTHER LONG-TERM LIABILITIES                     15,174            13,039
    MINORITY INTEREST                                3,331             3,122

    REDEEMABLE CONVERTIBLE PREFERRED STOCK          23,944            23,980

    TOTAL STOCKHOLDERS' EQUITY                     248,109           209,621
         Total liabilities and
          stockholders' equity                    $539,792          $514,859


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In thousands)
                                   (Unaudited)

                                                          Nine Months Ended
                                                            September 30,
                                                          2003         2002

    CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                       $20,847      $19,848
       Adjustments to reconcile net income to net cash
        provided by operating activities-
        Depreciation and amortization                    11,437        9,913
        Deferred income taxes                             4,750        3,386
        Loss (gain) on disposition of property              141         (380)
        Equity earnings of unconsolidated international
         affiliates                                      (6,971)      (8,264)
        Minority interest expense                           209          272
        Tax benefit realized upon exercise of
         stock options                                      846          742
        Changes in assets and liabilities, net of effect
         of acquisitions -
         Accounts receivable                              1,457       (3,269)
         Materials and supplies                              77         (354)
         Prepaid expenses and other                        (343)      (1,094)
         Accounts payable and accrued expenses            4,437       (3,181)
         Other assets and liabilities, net                1,271        1,964
           Net cash provided by operating activities     38,158       19,583

    CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment,
        net of proceeds from government grants          (12,846)     (13,379)
       Locomotive upgrade project                        (1,425)           -
       Purchase of Utah Railway Company                       -      (55,668)
       Purchase of Emons Transportation Group, Inc.,
        net of cash received                                  -      (29,449)
       Cash received from unconsolidated international
        affiliates                                          132          263
       Proceeds from disposition of property and
        equipment                                           644          673
           Net cash used in investing activities        (13,495)     (97,560)

    CASH FLOWS FROM FINANCING ACTIVITIES:
       Principal payments on long-term borrowings,
        including capital leases                       (121,932)     (70,958)
       Proceeds from issuance of long-term debt          92,000      133,800
       Proceeds from employee stock purchases             1,996        1,823
       Purchase of treasury stock                          (316)         (36)
       Dividend on Redeemable Convertible Preferred
        Stock                                              (750)        (750)
           Net cash (used in) provided by financing
            activities                                  (29,002)      63,879

    EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
     CASH EQUIVALENTS                                       253       (1,322)

    DECREASE IN CASH AND CASH EQUIVALENTS                (4,086)     (15,420)
    CASH AND CASH EQUIVALENTS, beginning of period       11,028       28,732
    CASH AND CASH EQUIVALENTS, end of period             $6,942      $13,312


                    GENESEE & WYOMING INC. AND SUBSIDIARIES
                  Selected Consolidated Financial Information
                Three Months Ended September 30, 2003 and 2002
                            (dollars in thousands)
                                  (Unaudited)

                                                 Three Months Ended
                                                   September 30,
                                               2003             2002
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $45,039   73.2%  $39,438   74.4%
         Non-freight                       16,460   26.8%   13,563   25.6%

            Total revenues                $61,499  100.0%  $53,001  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                    $21,068   34.3%  $19,336   36.5%
    Equipment rents                         4,362    7.1%    4,230    8.0%
    Purchased services                      4,779    7.8%    3,567    6.7%
    Depreciation and amortization           3,869    6.3%    3,346    6.3%
    Diesel fuel                             4,105    6.7%    3,097    5.8%
    Casualties and insurance                3,377    5.5%    3,596    6.8%
    Materials                               4,157    6.8%    3,199    6.1%
    Net loss (gain) on sale and
     impairment of assets                     (35)  -0.1%       43    0.1%
    Other expenses                          6,612   10.6%    5,264    9.9%

    Total operating expenses              $52,294   85.0%  $45,678   86.2%

    Functional Classification
    Transportation                        $20,252   32.9%  $16,352   30.9%
    Maintenance of ways and structures      6,449   10.5%    6,079   11.5%
    Maintenance of equipment                9,028   14.7%    8,769   16.5%
    General and administrative             12,731   20.7%   11,089   20.9%
    Net loss (gain) on sale and
     impairment of assets                     (35)  -0.1%       43    0.1%
    Depreciation and amortization           3,869    6.3%    3,346    6.3%

    Total operating expenses              $52,294   85.0%  $45,678   86.2%


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                  Nine Months Ended September 30, 2003 and 2002
                              (dollars in thousands)
                                   (Unaudited)

                                                   Nine Months Ended
                                                     September 30,
                                                 2003              2002
                                                      % of              % of
                                            Amount  Revenue   Amount  Revenue
    Revenues:
         Freight                           $136,718   74.6%  $115,926   75.6%
         Non-freight                         46,580   25.4%    37,446   24.4%

            Total revenues                 $183,298  100.0%  $153,372  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                      $64,868   35.4%   $57,074   37.2%
    Equipment rents                          13,162    7.2%    12,939    8.4%
    Purchased services                       13,735    7.5%    10,936    7.1%
    Depreciation and amortization            11,437    6.2%     9,913    6.5%
    Diesel fuel                              13,726    7.5%     9,057    5.9%
    Casualties and insurance                  9,675    5.3%     8,053    5.3%
    Materials                                11,822    6.4%     9,278    6.0%
    Net loss (gain) on sale and impairment
     of assets                                  141    0.1%      (380)  -0.2%
    Other expenses                           16,678    9.1%    14,276    9.3%

    Total operating expenses               $155,244   84.7%  $131,146   85.5%

    Functional Classification
    Transportation                          $62,005   33.8%   $47,112   30.7%
    Maintenance of ways and structures       19,550   10.7%    17,298   11.3%
    Maintenance of equipment                 27,181   14.8%    26,022   17.0%
    General and administrative               34,930   19.1%    31,181   20.2%
    Net loss (gain) on sale and impairment
     of assets                                  141    0.1%      (380)  -0.2%
    Depreciation and amortization            11,437    6.2%     9,913    6.5%

    Total operating expenses               $155,244   84.7%  $131,146   85.5%


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
            North American Railroad Freight Revenue, Carloads and
                         Average Revenue Per Carload
                        Comparison by Commodity Group
                  Three Months Ended September 30, 2003 and 2002
            (dollars in thousands, except average revenue per carload)

                           Three Months Ended          Three Months Ended
                           September 30, 2003          September 30, 2002
                                          Average                      Average
                                          Revenue                      Revenue
                      Freight             Per      Freight             Per
    Commodity Group   Revenues  Carloads  Carload  Revenues  Carloads  Carload

    Coal, Coke & Ores   $9,271    43,307    $214     $7,674    35,589    $216
    Paper                8,019    19,361     414      6,805    16,860     404
    Petroleum Products   6,079     7,636     796      5,021     7,452     674
    Minerals & Stone     5,791    15,296     379      5,619    14,550     386
    Lumber &
     Forest Products     4,333    13,652     317      3,142     9,061     347
    Metals               3,999    13,241     302      4,223    15,263     277
    Chemicals-Plastics   2,775     5,998     463      2,284     4,595     497
    Farm & Food Products 2,708     6,826     397      1,902     4,990     381
    Autos & Auto Parts   1,116     2,773     402      1,488     3,691     403
    Intermodal             411     1,347     305        402     1,710     235
    Other                  537     2,397     224        878     3,443     255

    Totals             $45,039   131,834     342    $39,438   117,204     336


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
            North American Railroad Freight Revenue, Carloads and
                         Average Revenue Per Carload
                        Comparison by Commodity Group
                Nine Months Ended September 30, 2003 and 2002
          (dollars in thousands, except average revenue per carload)


                            Nine Months Ended           Nine Months Ended
                           September 30, 2003          September 30, 2002
                                          Average                      Average
                                          Revenue                      Revenue
                      Freight             Per      Freight             Per
    Commodity Group   Revenues  Carloads  Carload  Revenues  Carloads  Carload

    Coal, Coke & Ores  $28,919   125,418    $231    $19,383    92,048    $211
    Paper               23,288    56,340     413     18,921    47,577     398
    Petroleum Products  18,750    24,033     780     15,668    22,307     702
    Minerals & Stone    16,888    43,961     384     16,744    38,812     431
    Lumber &
     Forest Products    12,776    40,508     315      9,390    26,541     354
    Metals              12,584    43,629     288     12,007    43,162     278
    Chemicals-Plastics   8,209    17,631     466      7,058    14,374     491
    Farm & Food Products 8,199    21,688     378      7,127    19,066     374
    Autos & Auto Parts   4,351    10,764     404      5,400    13,112     412
    Intermodal           1,199     4,335     277        963     4,087     236
    Other                1,555     7,465     208      3,265    12,116     269

    Totals            $136,718   395,772     345   $115,926   333,202     348


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF INCOME
                         (U.S. Dollars in Thousands)
                           (Unaudited - U.S. GAAP)

                                   Three Months Ended      Nine Months Ended
                                      September 30,          September 30,
                                   2003          2002      2003         2002
    REVENUES                     $61,716       $54,454  $174,988     $159,416

    OPERATING EXPENSES            50,546        41,272   138,153      119,653
    RESTRUCTURING COSTS                -             -       267            -
    BID COSTS                          -             -         -          827
    TOTAL OPERATING EXPENSES      50,546        41,272   138,420      120,480
    INCOME FROM OPERATIONS        11,170        13,182    36,568       38,936

    INTEREST EXPENSE              (8,060)       (6,243)  (22,757)     (18,652)
    OTHER INCOME, NET                876           251     2,414          565

    INCOME BEFORE TAX              3,986         7,190    16,225       20,849

    PROVISION FOR INCOME TAX      (1,446)        1,810     2,505        6,368

    NET INCOME                    $5,432        $5,380   $13,720      $14,481


     Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                         CONSOLIDATED BALANCE SHEETS
                As of September 30, 2003 and December 31, 2002
                         (U.S. Dollars in Thousands)
                           (Unaudited - U.S. GAAP)

                                         September 30, 2003  December 31, 2002
    ASSETS

    CURRENT ASSETS:
        Cash and cash equivalents                  $22,140            $5,882
        Accounts receivable, net                    38,760            30,315
        Materials and supplies                       8,545             7,985
        Prepaid expenses and other                   4,592             2,061
          Total current assets                      74,037            46,243

    PROPERTY AND EQUIPMENT, net                    488,034           402,286
    DEFERRED INCOME TAX ASSETS, net                  1,465             8,094
    RESTRICTED CASH                                 69,327            53,380
    OTHER ASSETS, net                                3,259             4,224
         Total assets                             $636,122          $514,227

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt         $161,809          $133,285
        Accounts payable                            25,842            20,574
        Accrued expenses                            10,579             8,789
        Current income tax liabilities                   -             1,672
         Total current liabilities                 198,230           164,320

    LONG-TERM DEBT                                 236,752           195,017
    OTHER LONG-TERM LIABILITIES                      1,191             1,032
    FAIR VALUE OF INTEREST RATE SWAPS               14,916            16,622
    SUBORDINATED NOTES                              10,492             8,642
         Total liabilities                         461,581           385,633


    TOTAL STOCKHOLDERS' EQUITY                     174,541           128,594
         Total liabilities and
          stockholders' equity                    $636,122          $514,227

     Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                Nine Months Ended September 30, 2003 AND 2002
                         (U.S. Dollars in Thousands)
                           (Unaudited - U.S. GAAP)

                                                          Nine Months Ended
                                                            September 30,
                                                          2003         2002

    CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                       $13,720      $14,481
       Adjustments to reconcile net income to net cash
        provided by operating activities-
        Depreciation and amortization                    16,940       12,260
        Deferred income taxes                             8,362        6,368
        Gain on disposition of property                    (816)        (259)
        Changes in assets and liabilities                (3,926)       3,764
          Net cash provided by operating activities      34,280       36,614

    CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of property and equipment               (21,014)     (22,799)
       Proceeds from disposition of property and
        equipment                                         4,027          291
       Transfer to restricted funds on deposit           (4,523)      (7,652)
          Net cash used in investing activities         (21,510)     (30,160)

    CASH FLOWS FROM FINANCING ACTIVITIES:
       Payments on short-term borrowings                      -       (6,048)
       Proceeds from borrowings                               -        5,280
          Net cash used in financing activities               -         (768)

    EFFECT OF EXCHANGE RATE DIFFERENCES
     ON CASH AND CASH EQUIVALENTS                         3,488          779

    INCREASE IN CASH AND CASH EQUIVALENTS                16,258        6,465
    CASH AND CASH EQUIVALENTS, beginning of period        5,882        9,908
    CASH AND CASH EQUIVALENTS, end of period            $22,140      $16,373

     Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                 Selected Consolidated Financial Information
                Three Months Ended September 30, 2003 and 2002
                         (U.S. Dollars in Thousands)
                           (Unaudited - U.S. GAAP)

                                                 Three Months Ended
                                                   September 30,
                                               2003             2002
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $50,598   82.0%  $45,073   82.8%
         Non-freight and Alice Springs
          construction                     11,118   18.0%    9,381   17.2%

            Total railroad revenues       $61,716  100.0%  $54,454  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                    $12,416   20.1%   $9,486   17.4%
    Equipment rents                           482    0.8%      301    0.6%
    Purchased services                     16,433   26.6%   12,555   23.1%
    Depreciation and amortization           6,065    9.8%    4,287    7.9%
    Diesel fuel                             5,391    8.7%    4,412    8.1%
    Casualties and insurance                1,563    2.5%    2,835    5.2%
    Materials                               2,970    4.8%    1,965    3.6%
    Net gain on sale and impairment of
     assets                                  (183)  -0.3%     (108)  -0.2%
    Other expenses                          5,409    8.9%    5,539   10.1%

    Total operating expenses              $50,546   81.9%  $41,272   75.8%

    Functional Classification
    Transportation                        $18,673   30.3%  $15,511   28.5%
    Maintenance of ways and structures     10,511   17.0%    7,374   13.5%
    Maintenance of equipment                6,769   11.0%    5,791   10.6%
    General and administrative              8,711   14.1%    8,417   15.5%
    Net gain on sale and impairment of
     assets                                  (183)  -0.3%     (108)  -0.2%
    Depreciation and amortization           6,065    9.8%    4,287    7.9%

    Total operating expenses              $50,546   81.9%  $41,272   75.8%

     Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
                 Selected Consolidated Financial Information
                Nine Months Ended September 30, 2003 and 2002
                         (U.S. Dollars in Thousands)
                           (Unaudited - U.S. GAAP)

                                                   Nine Months Ended
                                                     September 30,
                                                 2003              2002
                                                     % of              % of
                                            Amount  Revenue   Amount  Revenue
    Revenues:
         Freight                           $143,175   81.8%  $133,498   83.7%
         Non-freight and Alice Springs
          construction                       31,813   18.2%    25,918   16.3%

            Total railroad revenues        $174,988  100.0%  $159,416  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                      $33,033   18.9%   $28,704   18.0%
    Equipment rents                           1,204    0.7%       807    0.5%
    Purchased services                       43,283   24.7%    35,805   22.5%
    Depreciation and amortization            16,940    9.7%    12,260    7.7%
    Diesel fuel                              15,365    8.8%    12,312    7.7%
    Casualties and insurance                  6,444    3.7%     8,993    5.6%
    Materials                                 8,404    4.8%     5,089    3.2%
    Net gain on sale and impairment of
     assets                                    (816)  -0.5%      (259)  -0.2%
    Other expenses                           14,563    8.3%    16,769   10.6%

    Total operating expenses               $138,420   79.1%  $120,480   75.6%

    Functional Classification
    Transportation                          $52,796   30.2%   $47,537   29.8%
    Maintenance of ways and structures       25,885   14.8%    18,656   11.7%
    Maintenance of equipment                 19,130   10.9%    16,025   10.1%
    General and administrative               24,485   14.0%    26,261   16.5%
    Net gain on sale and impairment of
     assets                                    (816)  -0.5%      (259)  -0.2%
    Depreciation and amortization            16,940    9.7%    12,260    7.7%

    Total operating expenses               $138,420   79.1%  $120,480   75.6%

     Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
              Australian Railroad Freight Revenue, Carloads and
                         Average Revenue Per Carload
                        Comparison by Commodity Group
                Three Months Ended September 30, 2003 and 2002
                         (U.S. Dollars in Thousands)
                                   (Unaudited)

                           Three Months Ended          Three Months Ended
                           September 30, 2003          September 30, 2002
                                          Average                      Average
                                          Revenue                      Revenue
                      Freight             Per      Freight             Per
    Commodity Group   Revenues  Carloads  Carload  Revenues  Carloads  Carload

    Grain              $13,298    35,552    $374    $14,087    46,062    $306
    Other Ores and
     Minerals           12,571    28,282     444      9,430    25,024     377
    Iron Ore             9,960    47,646     209      7,349    46,367     158
    Alumina              3,736    38,577      97      3,530    38,794      91
    Bauxite              2,398    32,426      74      2,571    32,330      80
    Hook and Pull
     (Haulage)           1,404     3,253     432      1,437     2,439     589
    Gypsum                 817    13,176      62        599    11,879      50
    Other                6,414    15,694     409      6,070    16,940     358

    Total              $50,598   214,606     236    $45,073   219,835     205

     Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
              Australian Railroad Freight Revenue, Carloads and
                         Average Revenue Per Carload
                        Comparison by Commodity Group
                Nine Months Ended September 30, 2003 and 2002
                         (U.S. Dollars in Thousands)
                                 (Unaudited)

                           Nine Months Ended           Nine Months Ended
                           September 30, 2003          September 30, 2002
                                          Average                      Average
                                          Revenue                      Revenue
                      Freight             Per      Freight             Per
    Commodity Group   Revenues  Carloads  Carload  Revenues  Carloads  Carload

    Grain              $40,709   104,369    $390    $42,030   139,598    $301
    Other Ores and
     Minerals           33,969    78,577     432     28,055    74,327     377
    Iron Ore            25,640   132,250     194     21,098   134,526     157
    Alumina             11,680   114,659     102     10,299   114,182      90
    Bauxite              8,068    96,430      84      7,529    95,389      79
    Hook and Pull
     (Haulage)           3,086     6,146     502      5,885    19,101     308
    Gypsum               2,127    34,482      62      1,822    32,334      56
    Other               17,896    47,029     381     16,780    48,227     348

    Total             $143,175   613,942     233   $133,498   657,684     203

     Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.

SOURCE  Genesee & Wyoming Inc.
    -0-                             10/30/2003
    /CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc., +1-203-629-3722/
    /Web site:  http://www.gwrr.com /
    (GWR)

CO:  Genesee & Wyoming Inc.
ST:  Connecticut, Australia
IN:  TRN
SU:  ERN CCA